EXHIBIT INDEX



                         GENERAL PUBLIC UTILITIES CORPORATION


                         JERSEY CENTRAL POWER & LIGHT COMPANY
                 EMPLOYEE SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES







          Consent of Independent Accountant                    Exhibit 24A



          Consent of Predecessor Independent Accountants       Exhibit 24B



          Report on Audits of Financial Statements             Exhibit 28A
             for the Years Ended December 31, 1995
             and 1994



          Report of Independent Accountants dated              Exhibit 28B
             May 8, 1995 for the Years Ended
             December 31, 1994 and 1993